CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement"), dated as of the day of January 6, 2013, by and between **SANOMEDICS INTERNATIONAL HOLDINGS INC**, a Delaware corporation with a business address at 80 SW 8th Street, Suite 2180, Miami, FL 33130, and **LANGLE BUSINESS CONSULTING INC.**, a Florida company with a address at 1325 Portofino Circle - Unit 807, Weston, Florida 33326 (the "Consultant").

RECITALS

WHEREAS, the Company desires to retain the Consultant to provide such consultation and advisory services as the Company may require from time to time as set forth herein including but not limited to David C. Langle, owner of the Consultant, assuming the role of Chief Financial Officer of the Company; and the Consultant and Mr. Langle are willing to be retained by the Company to provide such services to the Company, all in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

1. **Retention of Consultant**.

The Company hereby retains the Consultant for the purpose of engaging David C. Langle to serve as the Company's Chief Financial Officer and to provide such services as reasonably required by a Chief Financial Officer of a company that is reporting to the Securities and Exchange Commission pursuant to the Securities Act of 1934, as amended; and as such additional services as the Board of Directors of the Company may reasonably request, in connection with the Company's business and acquisitions (collectively, the "Services") and the Consultant hereby agrees to provide to the Company the Services pursuant to the terms hereof. In addition, David C. Langle hereby agrees to provide to the Company the Services pursuant to the terms hereof. The Consultant shall engage in negotiations, advise or make recommendations concerning any transaction. The Consultant shall have a right to represent or bind the Company to third parties or act in the Company's name. In no event will the Consultant engage in any services that violate U.S. federal or state laws. The services of Consultant shall not be exclusive; provided, however, that the Consultant shall be required to be at the offices of the Company during the term of this Agreement for at least 15 to 20 hours per week.

2. **Independent Contractor.**

Each party is an independent contractor and shall not hold itself or himself out as a director, employee or agent of the other party for any purpose. Neither party has, nor shall it or he hold out or represent itself or himself as having, any right, power, or authority to create any contract or obligation, express or implied, on behalf of, or in the name of, or binding on the other party unless the other party shall give explicit prior written consent thereto.

3. **Term**.

The Consultant and the Company agree that Consultant shall be retained by the Company for a period commencing as of the date hereof and concluding December 31, 2013, unless earlier

terminated in accordance by sixty (60) days prior written notice by either party to the other party (the "Term").

4. **Compensation.**

In consideration of Consultant's agreement to render consulting services to the Company as set forth herein and as payment for all Services rendered by the Consultant during the Term, the Company shall pay to the Consultant, and the Consultant shall accept, a consulting fee, payable in cash in the amount of US$5,000.00 per month; which amount shall be increased to US$7,000.00 per month at the earlier of three (3) months from the date of this agreement or immediately following the Company's consummation of a financing (debt or equity) in the amount of at least US$1,000,000.

Consultant will submit billings for such services on a semi-monthly basis, on the 1st and 15th of each month. The Company will pay all amounts owed to Consultant no later than ten (10) days after receipt of invoice. The 1st billing of $2,500 will be due and payable upon signing of this agreement.

The Company will promptly reimburse Consultant personnel directly for reasonable travel and out-of-pocket business expenses incurred personally by the Consultant on behalf of the Company. All reimbursements of expenses will occur within five (5) days of submission of expense reports to the Company.

Consultant shall be entitled to receive all reasonable costs and expenses incidental to the collection of overdue amounts under this agreement, including but not limited to attorneys' fees actually incurred.

5. **Duties.**

(a) The Consultant agrees that, during the term hereof, David Langle shall serve as the Company's Chief Financial Officer and to provide such services as reasonably required by a Chief Financial Officer of a company that is reporting to the Securities and Exchange Commission pursuant to the Securities Act of 1934, as amended; and as requested from time to time by the Board of Directors of the Company.

(b) The Consultant shall be required to devote such time as is reasonably necessary to provide the services requested hereunder.

(c) Consultant retains the right to terminate this agreement immediately (1) if the Company is engaged in or asks the Consultant to engage in or to ignore any illegal or unethical activity or (2) in the event of the death or disability of the Consultant.

6. **Binding Agreement; Assignability.**

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither party may assign this Agreement without the prior written consent of the other party.

7. **Severability**.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. **Governing Law**.

This Agreement shall be governed by and construed under the laws of the State of Florida, without regard to principles of conflicts of laws thereof.

9. **Entire Agreement; Amendment; Waiver**.

This Agreement embodies the entire understanding of the parties pertaining to the subject matter hereof, and there are no other agreements (except for the subscription agreement), representations, understandings or warranties between the parties relating to the subject matter of this Agreement that are not set forth herein. This Agreement may be amended, modified, supplemented or waived only by a written instrument signed by both of the parties hereto.

10. **Counterparts**.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

11. **Headings**.

The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the effective date above written.

LANGLE BUSINESS CONSULTING INC.

By: ______________________
Name: David C. Langle
Title: President

SANOMEDICS INTERNATIONAL HOLDINGS, INC

By: ______________________
Name: Keith Houlihan
Title: President

DAVID C. LANGLE

____
DAVID C. LANGLE